Exhibit 4.2

CBS OUTDOOR AMERICAS CAPITAL LLC and

CBS OUTDOOR AMERICAS CAPITAL CORPORATION,

wholly owned subsidiaries of

CBS OUTDOOR AMERICAS INC.

$400,000,000 5.250% Senior Notes due 2022

$400,000,000 5.625% Senior Notes due 2024

REGISTRATION RIGHTS AGREEMENT

January 31, 2014

Deutsche Bank Securities Inc.

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

As Representatives of the Initial Purchasers

c/o	Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Wells Fargo Securities, LLC

375 Park Avenue, 4th Floor

New York, New York 10152

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

CBS Outdoor Americas Capital LLC, a Delaware limited liability company (“Finance LLC”), and CBS Outdoor Americas Capital Corporation, a Delaware corporation (“Finance Corp.” and together with Finance LLC, the “Issuers”), propose to issue and sell to the several parties named in Schedule I to the Purchase Agreement (as defined below) (the “Initial Purchasers”) for whom you are acting as representatives, $400,000,000 principal amount of their 5.250% Senior Notes due 2022 (the “2022 Notes”) and $400,000,000 principal amount of their 5.625% Senior Notes due 2024 (the “2024 Notes” and together with the 2022 Notes, the “Notes”), upon the terms and conditions set forth in the Purchase Agreement, dated January 16, 2014, among the Issuers, CBS Outdoor Americas Inc. (the “Parent”), the other Guarantors (as defined below) named therein and you (the “Purchase Agreement”) relating to the initial placement (the “Initial Placement”) of the Securities (as defined below). The Notes will be guaranteed on an unsecured senior basis (the “Guarantees,” together with the Notes, the “Securities”) by the Parent and certain of the Parent’s direct and indirect wholly owned subsidiaries (collectively, the “Guarantors”). To induce you to enter into the Purchase Agreement and to satisfy a condition to your obligations thereunder, the Issuers and the Guarantors agree with you for your benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchasers) (each a “Holder” and, collectively, the “Holders”), as follows:

1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Registration Rights Agreement (this “Agreement”), the following capitalized terms shall have the following meanings:

“Additional Interest” shall have the meaning set forth in Section 8 hereof.

“Affiliate” shall have the meaning specified in Rule 405 under the Securities Act and the terms “controlling” and “controlled” shall have meanings correlative thereto; provided, however, that for purposes of this Agreement, none of Viacom Inc., a Delaware corporation, or National Amusements, Inc., a Maryland Corporation, or any of their respective subsidiaries or controlled Affiliates (other than CBS Corporation and its subsidiaries and controlled affiliates) shall be considered an Affiliate of Parent or the Issuers or any of their respective Affiliates.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to remain closed in New York City.

“Closing Date” shall have the meaning given to it in the Purchase Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Deferral Period” shall have the meaning indicated in Section 4(j)(ii) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer Completion Deadline” shall mean the 30th Business Day following the Exchange Offer Effectiveness Deadline.

“Exchange Offer Effectiveness Deadline” shall mean the 365th day after the Closing Date (or if such day is not a Business Day, the next succeeding Business Day).

“Exchange Offer Registration Period” shall mean the 120-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

“Exchange Offer Registration Statement” shall mean a registration statement of the Issuers and the Guarantors on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchanging Dealer” shall mean any Holder (which may include the Initial Purchasers) that is a Broker-Dealer and elects to exchange for New Securities any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Issuers or any Affiliate of the Issuers).

“Final Offering Memorandum” shall mean the offering memorandum, dated January 16, 2014, relating to the Securities.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Holder” shall have the meaning set forth in the preamble hereto.

“Indenture” shall mean the Indenture relating to the Securities, dated as of the date hereof, among the Issuers, the Guarantors and Deutsche Bank Trust Company Americas, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Initial Purchasers” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 6(e) hereof.

“Majority Holders” shall mean, on any date, Holders of a majority of the aggregate principal amount of Securities outstanding and registered under a Registration Statement.

“Managing Underwriters” shall mean the investment bank or investment banks and manager or managers that administer an underwritten offering, if any, under a Registration Statement.

“New Securities” shall mean debt securities and related guarantees of the Issuers and the Guarantors evidencing the same continuing indebtedness as the Securities and identical in all material respects to the Securities (except that the transfer restrictions shall be modified or eliminated, as appropriate and no Additional Interest shall apply thereto) to be issued under the Indenture.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the New Securities covered by such Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registered Exchange Offer” shall mean the proposed offer of the Issuers and the Guarantors to issue and deliver to the Holders of the Securities that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities, a like aggregate principal amount of the New Securities evidencing the same continuing indebtedness.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities: (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities may be sold pursuant to Rule 144 under the Securities Act (or any successor rule or regulation thereto that may be adopted by the

Commission) without regard to any volume or manner of sale limitations, provided that the Company shall have removed or caused to be removed any restrictive legend on the Securities, (iii) when such Securities cease to be outstanding, (iv) except in the case of Securities that otherwise remain Registrable Securities and that are held by the Initial Purchasers and that are ineligible to be exchanged in the Exchange Offer, when the Exchange Offer is consummated, and (v) on the second anniversary of this Agreement.

“Registration Default” shall have the meaning set forth in Section 8 hereof.

“Registration Expenses” shall have the meaning set forth in Section 5 hereof.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the New Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Securities” shall have the meaning set forth in the preamble hereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Effectiveness Deadline” shall have the meaning set forth in Section 3(b).

“Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.

“Shelf Registration Period” has the meaning set forth in Section 3(b)(ii) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuers and the Guarantors pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or New Securities, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Underwriter” shall mean any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.

2. Registered Exchange Offer. (a) To the extent not prohibited by any applicable law or applicable interpretation of the staff of the Commission, the Issuers shall prepare and file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Issuers and the Guarantors shall use their commercially reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act no later than the Exchange Offer Effectiveness Deadline. The Issuers and the Guarantors shall use their commercially reasonable best efforts to cause the exchange of the Securities no later than the Exchange Offer Completion Deadline.

(b) Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers and the Guarantors shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to provide to each Holder the ability to exchange Securities for New Securities (assuming that such Holder (i) is not an Affiliate of the Issuers, (ii) acquires the New Securities in the ordinary course of such Holder’s business, (iii) is not engaged in, does not intend to engage in, and has no arrangements or understanding with any person to participate in, the distribution of the New Securities, (iv) is not an Initial Purchaser holding the Securities that have the status of an unsold allotment remaining from the initial distribution of the Securities, and (v) is not otherwise prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) issued in a registered offering.

(c) In connection with the Registered Exchange Offer, the Issuers and the Guarantors shall use their commercially reasonable best efforts to:

(i) mail or cause to be mailed to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii) keep the Registered Exchange Offer open for not less than 20 Business Days and not more than 30 Business Days after the date notice thereof is mailed to the Holders (or, in each case, longer if required by applicable law);

(iii) keep the Exchange Offer Registration Statement continuously effective under the Securities Act, supplemented and amended as required under the Securities Act, to ensure that it is available for sales of New Securities by Exchanging Dealers for a period ending on the earlier of (A) the last day of the Exchange Offer Registration Period and (B) the date on which an Exchanging Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities;

(iv) utilize the services of a depositary for the Registered Exchange Offer, which may be the Trustee or an Affiliate of the Trustee;

(v) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;

(vi) prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the Commission (A) stating that the Issuers and the Guarantors are conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted by Shearman & Sterling LLP (pub. avail. July 2, 1993); and (B) including a representation that the Issuers and the Guarantors have not entered into any arrangement or understanding with any person to distribute the New Securities to be received in the Registered Exchange Offer and that, to the best of the Issuers’ and the Guarantors’ information and belief, each Holder participating in the Registered Exchange Offer is acquiring the New Securities in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Securities; and

(vii) comply in all material respects with all applicable laws in connection with the Registered Exchange Offer.

(d) As soon as practicable after the close of the Registered Exchange Offer, the Issuers and the Guarantors shall:

(i) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii) deliver or cause to be delivered to the Trustee for cancellation in accordance with Section 4(r) all Securities so accepted for exchange; and

(iii) cause the Trustee promptly to authenticate and deliver to each Holder of Securities a principal amount of New Securities equal to the principal amount of the Securities of such Holder so accepted for exchange; provided that, in the case of any Securities held in global form by a depository, authentication and delivery to such depository of one or more replacement Securities in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

(e) Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the New Securities (x) cannot under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling (pub. avail. July 2, 1993) and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction, which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K or any successor provisions under the Securities Act if the resales are of New Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Issuers, the Guarantors or one of their Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuers and the Guarantors in writing (which may be contained in the applicable letter of transmittal) that, at the time of the consummation of the Registered Exchange Offer:

(i) any New Securities received by such Holder will be acquired in the ordinary course of business;

(ii) such Holder is not engaged in, does not intend to engage in and does not and will not have any arrangement or understanding with any person to participate in the distribution of the Securities or the New Securities within the meaning of the Securities Act;

(iii) such Holder is not an Affiliate of the Issuers; and

(iv) if such Holder is an Exchanging Dealer, then such Holder will comply with the applicable provisions of the Securities Act (including, but not limited to, the Prospectus delivery requirement thereunder) in connection with a sale of any Securities received by such Holder pursuant to the Registered Exchange Offer.

(f) If the Initial Purchasers determine that they are not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the written request of the Initial Purchasers, the Issuers and the Guarantors shall issue and deliver to the Initial Purchasers or the person purchasing New Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from the Initial Purchasers, in exchange for such Securities, a like principal amount of New Securities. The Issuers and the Guarantors shall use their commercially reasonable best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Securities as for New Securities issued pursuant to the Registered Exchange Offer.

(g) The Issuers and the Guarantors shall ensure that the Exchange Offer Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Exchange Offer Registration Statement or such amendment or supplement, (A) comply in all material respects with the applicable requirements of the Securities Act; and (B) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (it being understood that the Issuers and the Guarantors shall not be responsible for any information pertaining to any Holder provided by or on behalf of such Holder).

3. Shelf Registration. (a) If (i) due to any change in law or applicable interpretations thereof by the Commission or its staff, the Issuers and the Guarantors determine upon advice of counsel that they are not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) the Registered Exchange Offer is not consummated within 30 Business Days of the date of the effectiveness of the Exchange Offer Registration Statement; (iii) prior to the 20th day following consummation of the Registered Exchange Offer (A) the Initial Purchasers so request in writing with respect to Securities that are not eligible to be exchanged for New Securities in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer, or (B) any Holder (other than the Initial Purchasers) is not eligible to participate in the Registered Exchange Offer (other than by reason of such Holder being an Affiliate of the Issuers); or (iv) if the Initial Purchasers participate in the Registered Exchange Offer or acquire New Securities pursuant to Section 2(f) hereof, and the Initial Purchasers do not receive freely tradable New Securities in exchange for Securities constituting any portion of an unsold allotment, the Issuers and the Guarantors shall effect at their cost a Shelf Registration Statement in accordance with subsection (b) below.

(b) (i) If obligated to file the Shelf Registration Statement, the Issuers and the Guarantors shall as promptly as reasonably practicable (or, in the case of a filing pursuant to Section 3(a)(i), prior to the Exchange Offer Effectiveness Deadline), file with the Commission and shall use their commercially reasonable best efforts to cause to be declared effective under the Securities Act within 180 days (or if such day is not a Business Day, the next succeeding Business Day) after so required or requested (the “Shelf Effectiveness Deadline”), a Shelf Registration Statement relating to the offer and sale of the Securities or the New Securities, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than the Initial Purchasers) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder (it being understood that the Company shall not be obligated to file a Shelf Registration Statement pursuant to this Section 3 solely for the benefit of Holders who would have received freely transferable Securities pursuant to the Registered Exchange Offer had they not (A) failed to duly tender their Securities for exchange pursuant to the Registered Exchange Offer, or otherwise failed to comply with the requirements of the Registered Exchange Offer as provided in Section 2 hereof or (B) failed to furnish to the Issuers and the Guarantors such information as the Issuers and the Guarantors may request in writing in accordance with Section 4(o) in connection with a Shelf Registration Statement); and provided, further, that with respect to New Securities received by the Initial Purchasers in exchange for Securities constituting any portion of an unsold allotment, the Issuers and the Guarantors may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of their obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement. Notwithstanding the foregoing, the Issuers and the Guarantors may delay filing a Shelf Registration Statement, and any amendment thereto, and may withhold efforts to cause such Shelf Registration Statement, and any such amendment thereto, to become effective for a period of up to 60 days, if the Issuers and Parent determine in good faith that such Shelf Registration Statement, and any such amendment thereto, might interfere with or affect the negotiation or completion of any transaction that is being contemplated by Parent (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised; provided, however, that the Issuers may not exercise such right of delay or withholding of efforts more frequently than two times in any 12-month period and the aggregate period of any such delays or withholdings shall not exceed 60 days in any such 12-month period.

(ii) Subject to Section 4(c), the Issuers and the Guarantors shall use their commercially reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement is declared effective by the Commission until the earliest of (A) the first anniversary of the effective date of the Shelf Registration Statement or (B) the date upon which all the Securities covered by the Shelf Registration Statement have been sold or distributed pursuant to the Shelf Registration Statement or have ceased to be Registrable Securities.

(iii) The Issuers and the Guarantors shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (it being understood that the Issuers and the Guarantors shall not be responsible for any information pertaining to any Holder provided by or on behalf of such Holder).

4. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

(a) The Issuers and the Guarantors shall:

(i) furnish to the Initial Purchasers and to counsel for the Initial Purchasers and the Holders, not less than five Business Days prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and, in the case of any Shelf Registration Statement, furnish the Majority Holders and their counsel a copy of the Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use their commercially reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers or Majority Holders, as applicable, and such respective counsel reasonably propose;

(ii) include the information set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

(iii) if requested in writing by the Initial Purchasers, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; and

(iv) in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Registrable Securities pursuant to the Shelf Registration Statement as selling security holders.

(b) The Issuers and the Guarantors shall ensure that:

(i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act; and

(ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Issuers and the Guarantors shall advise the Holders of Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that, in each case, has provided in writing to the Issuers a telephone or facsimile number and address for notices, and, if requested in writing by the Initial Purchasers or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Issuers and the Guarantors shall have remedied the basis for such suspension):

(i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose;

(iv) of the receipt by the Issuers or the Guarantors of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d) The Issuers and the Guarantors shall use their commercially reasonable best efforts to prevent the issuance of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

(e) The Issuers and the Guarantors shall, upon written request, furnish to each Holder of Securities covered by any Shelf Registration Statement, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, including (if specifically requested) all material incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference therein).

(f) The Issuers and the Guarantors shall, during the Shelf Registration Period, deliver to each Holder of Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including the Preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing. The Issuers and the Guarantors consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g) The Issuers and the Guarantors shall promptly deliver to the Initial Purchasers, each Exchanging Dealer and each other person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such person may reasonably request in writing. The Issuers and the Guarantors consent to the use of the Prospectus or any amendment or supplement thereto by the Initial Purchasers, any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the New Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

(h) Prior to the Registered Exchange Offer or any other offering of Securities or New Securities pursuant to any Registration Statement, the Issuers and the Guarantors shall use their commercially reasonable best efforts to arrange, if necessary, for the registration and/or qualification (or exemption therefrom) of the Securities or the New Securities for sale under the state securities or Blue Sky laws of such jurisdictions within the United States as any Holder shall reasonably request in writing and shall maintain such registration and/or qualification (or exemption therefrom) in effect so long as required; provided that in no event shall the Issuers and the Guarantors be obligated to qualify to do business in any jurisdiction where they are not then so qualified or to take any action that would subject them to service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where they are not then so subject.

(i) The Issuers and the Guarantors shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing New Securities or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names (consistent with the provisions of the Indenture) as Holders may request at least two Business Days prior to such sale of New Securities or Securities.

(j) (i) Upon the occurrence of any event contemplated by subsection (c)(v) above, the Issuers and the Guarantors shall promptly (or within the time period provided for by clause (ii) hereof, if applicable) prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Holders or purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement provided for in Section 2 or Section 3, as applicable, shall be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) to and including the date when the Initial Purchasers, the Holders of the Securities and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section.

(ii) Upon the occurrence or existence of any pending corporate development or any other material event that, in the good faith judgment of the Parent, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus, the Issuers and the Guarantors shall give notice (without notice of the nature or details of such events) to the Holders that the availability of the Shelf Registration Statement is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 4(a) hereof, or until it is advised in writing by the Issuers and the Guarantors that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The period during which the availability of the Shelf Registration and any Prospectus is suspended (the “Deferral Period”) shall not exceed 45 days in any three-month period or more than an aggregate of 90 days in any twelve-month period.

(k) Not later than the effective date of any Registration Statement, the Issuers and the Guarantors shall provide a CUSIP number for the Securities or the New Securities, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Securities or New Securities, in a form eligible for deposit with The Depository Trust Company.

(l) The Issuers and the Guarantors shall comply in all material respects with all applicable rules and regulations of the Commission and shall make generally available to their security holders an earning statement satisfying the provisions of Section 11(a) of the Securities Act as soon as practicable after the effective date of the applicable Registration Statement and in any event no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Parent’s first fiscal quarter commencing after the effective date of the applicable Registration Statement; provided that the Issuers and the Guarantors will be deemed to have furnished such statement to its security holders to the extent it is filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

(m) The Issuers and the Guarantors shall cause the Indenture to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

(n) The Issuers and the Guarantors may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Issuers such information regarding the Holder and the distribution of such securities as the Issuers and the Guarantors may from time to time reasonably require for inclusion in such Registration Statement. The Issuers and the Guarantors may exclude from such Shelf Registration Statement the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request in writing.

(o) In the case of any Shelf Registration Statement, upon the request in writing of the Majority Holders, the Issuers and the Guarantors shall enter into customary agreements (including, if requested in writing, an underwriting agreement in customary form) and take all other appropriate actions, if any, as the Majority Holders shall reasonably request in writing in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof.

(p) In the case of any Shelf Registration Statement, the Issuers and the Guarantors shall:

(i) make available at reasonable times for inspection all relevant financial and other records and pertinent corporate documents and properties of the Parent and its subsidiaries for inspection by the Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter; provided, however, that, if any such records, documents or other information are related to pending or proposed acquisitions or dispositions, or otherwise related to matters reasonably considered by Parent to constitute sensitive or proprietary information, Parent need not provide such records, documents or information unless the foregoing parties enter into a confidentiality agreement in customary form and reasonably acceptable to such parties and Parent;

(ii) use its commercially reasonable best efforts to cause the Issuers’ and the Guarantors’ officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested in writing by any Holder or any such underwriter participating in any disposition pursuant to such Registration Statement and attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that such information may not be used for any purpose other than due diligence and provided further, however, that any information that is designated in writing by the Parent, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, legal counsel, accountant or agent, unless such disclosure is made in connection with an arbitration or court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

(iii) make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv) if requested in writing by the Majority Holders, their counsel or the Managing Underwriters, if any, in connection with such Shelf Registration Statement, obtain opinions of counsel to the Issuers and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested in writing by such Holders and underwriters;

(v) if requested in writing by the Majority Holders, their counsel or the Managing Underwriters, if any, in connection with such Shelf Registration Statement, obtain “comfort” letters and updates thereof from the independent certified public accountants of the Parent (and, if necessary, any other independent certified public accountants of any subsidiary of the Parent or of any business acquired by the Parent for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Securities registered thereunder and the underwriters, if any, provided that such letters need not be addressed to any Holder to whom, in the reasonable opinion of Parent’s independent public accountants, addressing such letter is not permissible under applicable accounting standards, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings; and

(vi) deliver such documents and certificates as may be reasonably requested in writing by the Majority Holders or the Managing Underwriters, if any, including those to evidence compliance with Section 4(j) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuers and the Guarantors.

The actions set forth in clauses (iii), (v) and (vi) of this paragraph (p) shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder. The actions set forth in clause (iv) of this paragraph (p) shall be performed at each closing under any underwriting or similar agreement as and to the extent required thereunder.

(q) In the case of any Exchange Offer Registration Statement in connection with an underwritten offering, the Issuers shall, if requested in writing by the Initial Purchasers, or by a broker dealer that holds Securities that were acquired as a result of market making or other trading activities:

(i) make reasonably available for inspection by the requesting party, and any attorney, accountant or other agent retained by the requesting party, all relevant financial and other records, pertinent corporate documents and properties of the Parent and its subsidiaries; provided, however, that, if any such records, documents or other information is related to pending or proposed acquisitions or dispositions, or otherwise related to matters reasonably acceptable to such parties and Parent to constitute sensitive or proprietary information, Parent need not provide such records, documents or information unless the foregoing parties enter into a confidentiality agreement in customary form and reasonably acceptable to such parties and Parent;

(ii) cause the Issuers’ and the Guarantors’ officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested in writing by the requesting party or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that such information may not be used for any purpose other than due diligence and provided further, however, that any information that is designated in writing by Parent, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the requesting party or any such attorney, accountant or agent, unless such disclosure is made in connection with an arbitration or court proceeding or required by law, or such information becomes available to the public through a third party without an accompanying obligation of confidentiality;

(iii) make such representations and warranties to the requesting party, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv) obtain opinions of counsel to the Issuers and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the requesting party and its counsel), addressed to the requesting party, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the requesting party or its counsel;

(v) obtain “comfort” letters and updates thereof from the independent certified public accountants of the Parent (and, if necessary, any other independent certified public accountants of any subsidiary of the Parent or of any business acquired by the Parent for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the requesting party, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings, or if requested by the requesting party or its counsel in lieu of a “comfort” letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 72, covering matters requested by the requesting party or its counsel; and

(vi) deliver such documents and certificates as may be reasonably requested by the requesting party or its counsel, including those to evidence compliance with Section 4(j) and with conditions customarily contained in underwriting agreements.

provided, however, that Parent will be required to perform the foregoing actions set forth in clauses (i) through (vi) only upon the reasonable request in writing by the Initial Purchasers (if applicable) to Parent or the reasonable request in writing to Parent by one or more Broker-Dealers (if applicable) who certify to the Initial Purchasers and Parent in writing that they anticipate they will receive New Securities for their own account in the Registered Exchange Offer for Securities that were acquired by such Broker-Dealer as a result of market-making or other trading activities, and, based on the position of the Commission as described in Section 2(e) hereof, will be required to satisfy the prospectus delivery obligation under the Act in connection with the resale of such New Securities; and, provided, further, that Parent will be obligated to deal only with one entity representing such Broker-Dealers, which shall be Deutsche Bank Securities Inc., unless it elects not to act as such representative, and to pay the reasonable fees and expenses of only one counsel representing such Broker-Dealers, which shall be the counsel to the Initial Purchasers, unless such counsel elects not to so act, and to cause to be delivered only one, if any, comfort letter with respect to the Prospectus in the form existing on the expiration of the Registered Exchange Offer and with respect to each subsequent amendment or supplement to the Exchange Offer Registration Statement, if any, effected during the period specified above.

The foregoing actions set forth in clauses (iii), (v) and (vi) of this paragraph (q) shall be performed at the close of the Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement. The actions set forth in clause (iv) of this paragraph (q) shall be performed at the close of the Registered Exchange Offer.

(r) If a Registered Exchange Offer is to be consummated, upon delivery of any physical certificates representing the Securities by Holders to the Issuers (or to such other person as directed by the Issuers) in exchange for physical certificates representing the New Securities, the Issuers shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being cancelled in exchange for the New Securities. In no event shall the Securities be marked as paid or otherwise satisfied.

(s) The Issuers and the Guarantors shall use their commercially reasonable best efforts to confirm that the ratings issued to the Securities prior to the initial sale will apply to the Securities or the New Securities, as the case may be, covered by a Registration Statement.

(t) In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the FINRA rules) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Issuers and the Guarantors shall cooperate with such Broker-Dealer in complying with the FINRA rules and shall pay all filing and other fees and expenses in connection therewith.

(u) The Issuers and the Guarantors shall use their commercially reasonable best efforts to take all other steps necessary to effect the registration of the Securities or the New Securities, as the case may be, covered by a Registration Statement.

5. Registration Expenses. The Issuers and the Guarantors shall bear all reasonable expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable and documented fees and disbursements of one firm or counsel (which shall be a nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith (collectively, the “Registration Expenses”). The Registration Expenses shall exclude any and all fees and expenses of advisors or counsel to parties other than the Issuers or the Guarantors (other than the fees and expenses set forth in Section 4(t) and in the preceding sentence); underwriting discounts and commissions; brokerage commissions; and transfer taxes, if any, relating to the sale or disposition of Securities or New Securities.

6. Indemnification and Contribution. (a)The Issuers and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Holder of Securities or New Securities, as the case may be, covered by any Registration Statement, the Initial Purchasers and, with respect to any Prospectus delivery as contemplated in Section 4(g) hereof, each Exchanging Dealer, the directors, officers and Affiliates of each such Holder, Initial Purchaser or Exchanging Dealer and each person who controls any such Holder, Initial Purchaser or Exchanging Dealer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information pertaining to any Holder or any Initial Purchaser furnished to the Issuers by or on behalf of such Holder or Initial Purchaser specifically for inclusion therein. This indemnity agreement shall be in addition to any liability that the Issuers and the Guarantors may otherwise have.

The Issuers and the Guarantors also, jointly and severally, agree to indemnify as provided in this Section 6(a) or contribute as provided in Section 6(e) hereof to Losses of each underwriter, if any, of Securities or New Securities, as the case may be, registered under a Shelf Registration Statement, on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested in writing by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(o) hereof.

(b) Each Holder of securities covered by a Registration Statement (including the Initial Purchasers that are Holders, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Issuers, each of the Guarantors, each of their respective directors, each of their respective officers who signs such Registration Statement and each person who controls the Issuers and/or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against losses, claims, damages or liabilities (or actions in respect thereof) and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action, to the same extent as the foregoing indemnity from the Issuers and the Guarantors to each such Holder, but only with respect to information pertaining to such Holder furnished to the Issuers by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 6 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party is materially prejudiced by such omission. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest between the indemnifying party and the indemnified party; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or separate but related or substantially similar proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel in each relevant jurisdiction) representing the indemnified parties under paragraph (a) or paragraph (b) of this Section 6, as the case may be, who are parties to such action or actions. Any such separate firm for any Holders shall be designated in writing by the Holders who sold a majority in interest of the Securities or New Securities by all such Holders in the case of paragraph (a) of this Section 6 or the Issuers in the case of paragraph (b) of this Section 6. In the event that any Holders are indemnified persons collectively entitled, in connection with a proceeding or separate but related or substantially similar proceedings in a single jurisdiction, to the payment of fees and expenses of a single separate firm under this Section 6(c), and any such Holders cannot agree to a mutually acceptable separate firm to act as counsel thereto, then such separate firm for all such indemnified parties shall be designated in writing by the Holders who sold a majority in interest of the Securities or New Securities by all such Holders. No indemnifying party shall, without the written consent of the indemnified parties, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred.

(d) After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the third sentence of paragraph (c) of this Section 6 or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 6, in which case the indemnified party may effect such a settlement without such consent.

(e) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason for the losses, claims, damages or liabilities (or actions in respect thereof) (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to paragraph (a) or (b) of this Section 6, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)) referred to therein, then each applicable indemnifying party shall have a joint and several obligation (unless the Holders are the indemnifying parties in which case their obligations are several and not joint) to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no event (i) shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities, or in the case of a New Security, exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) nor shall any underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such underwriter with respect to the offering of the securities purchased by such underwriter exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (iii) nor shall any Holder be required to contribute any amount in excess of the amount by which the net proceeds by such Holder from the sale of Securities or New Securities pursuant to a Registration Statement exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute to cover the cost of the Losses in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuers from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers as set forth in the Final Offering Memorandum and bear to the aggregate offering price of the Securities. Benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or New Securities, as applicable, registered under the Securities Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. The relative fault of the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Issuers or any of the indemnified persons referred to in this Section 6, and will survive the sale by a Holder of securities covered by a Registration Statement.

7. Underwritten Registrations.

(a) If any of the Securities or New Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders and shall be reasonably acceptable to the Parent.

(b) No person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such person (i) agrees to sell such person’s Securities or New Securities, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) timely completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8. Registration Defaults. If any of the following events (each such event, a “Registration Default”) shall occur, then the Issuers shall pay additional interest (the “Additional Interest”) to the Holders of the applicable series of Registrable Securities in respect of the Registrable Securities as follows:

(a) if any Registration Statement required by this Agreement is not declared effective by the Commission on or prior to, in the case of any required Exchange Offer Registration Statement, the Exchange Offer Effectiveness Deadline (unless the applicable Registered Exchange Offer is not permissible due to any change in law or applicable interpretations thereof by the Commission or its staff), and, in the case of any required Shelf Registration Statement, the Shelf Effectiveness Deadline, then commencing on the day after such Exchange Offer Effectiveness Deadline or Shelf Effectiveness Deadline, as applicable, Additional Interest shall accrue on the series of Registrable Securities to which such Registration Default applies at a rate of 0.25% per annum for the first 90 days from and including such specified date plus an additional 0.25% per annum as of the end of each subsequent 90-day period thereafter in each case until the Registration Statement, if required hereby, becomes effective or the Securities become freely tradable under the Securities Act, up to a maximum increase of 1.00% per annum; or

(b) if any Registered Exchange Offer required by this Agreement is not completed prior to the Exchange Offer Completion Date, then Additional Interest shall accrue on the series of Registrable Securities to which such Registration Default applies at a rate of 0.25% per annum for the first 90 days from and including such Exchange Offer Completion Date plus an additional 0.25% per annum as of the end of each subsequent 90-day period thereafter in each case until the Registered Exchange Offer required by this Agreement is completed or the Securities become freely tradable under the Securities Act, up to a maximum increase of 1.00% per annum; or

(c) if any Registration Statement required by this Agreement has been declared effective but ceases to be effective at any time at which it is required to be effective under this Agreement without being succeeded within one Business Day by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective on the same Business Day of its filing, then commencing on the day the Registration Statement ceases to be effective, Additional Interest shall accrue on the series of Registrable Securities to which such Registration Default applies at a rate of 0.25% per annum for the first 90 days from and including such specified date plus an additional 0.25% per annum as of the end of each subsequent 90-day period thereafter in each case until the Registration Statement, if required hereby, becomes effective or the Securities become freely tradable under the Securities Act, up to a maximum increase of 1.00% per annum;

provided, however, that Additional Interest may not accrue under more than one Registration Default at any one time; provided, further, that upon the the cure of all Registration Defaults that have occurred, Additional Interest shall cease to accrue. Furthermore, no incremental Additional Interest shall accrue during any Deferral Period in effect in accordance with the terms of this Agreement.

9. No Inconsistent Agreements. The Issuers and the Guarantors have not entered into, and agree not to enter into, any agreement with respect to their securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof. Notwithstanding the foregoing, however, such provision shall not prohibit the Issuers or the Guarantors from satisfying their obligations under any existing agreements providing security holders with registration rights.

10. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers and the Guarantors have obtained the written consent of the Holders of a majority of the aggregate principal amount of the Registrable Securities outstanding; provided that, with respect to any matter that directly or indirectly affects the rights of the Initial Purchasers hereunder, the Issuers and the Guarantors shall obtain the written consent of the Initial Purchasers against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 8 hereof shall be effective as against any Holder of Registered Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers and the Guarantors have obtained the written consent of the Initial Purchasers and each Holder. Notwithstanding the foregoing (except the foregoing provisos), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or New Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities or New Securities, as the case may be, being sold rather than registered under such Registration Statement.

11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a) if to a Holder, at the most current address given by such holder to the Issuers and the Guarantors in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture;

(b) if to the Initial Purchasers, initially at the address or addresses set forth in the Purchase Agreement; and

(c) if to the Issuers and the Guarantors, initially at the Issuers’ address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchasers or the Issuers and the Guarantors by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

12. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Issuers and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive in any action for specific performance the defense that a remedy at law would be adequate.

13. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent thereto by the Issuers and the Guarantors, subsequent Holders of Securities and the New Securities, or the indemnified persons referred to in Section 6 hereof. The Issuers and the Guarantors hereby agree to extend the benefits of this Agreement to any Holder of Securities and the New Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

14. Integration. This Agreement superseded all prior agreements and understandings (whether written or oral) among the parties with respect to the subject matter hereof.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

19. Securities Held by the Issuers, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or New Securities is required hereunder, Securities or New Securities, as applicable, held by the Issuers, the Guarantors or their Affiliates shall be deemed not outstanding in determining whether such consent or approval was given by the Holders of such required percentage.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Issuers, the Guarantors and the Initial Purchasers.

THE ISSUERS

CBS OUTDOOR AMERICAS CAPITAL LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

CBS OUTDOOR AMERICAS CAPITAL CORPORATION

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

[REGISTRATION RIGHTS AGREEMENT]

GUARANTORS

CBS OUTDOOR AMERICAS INC.

By:	/s/ Joseph R. Ianniello
Name:	Joseph R. Ianniello
Title:	President, Treasurer and Secretary

OUTDOOR INC.

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

CBS OUTDOOR GROUP LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

CBS OUTDOOR LLC

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

CBS OUTERNET INC.

By:	/s/ Raymond Nowak
Name:	Raymond Nowak
Title:	Executive Vice President and Chief Financial Officer

[REGISTRATION RIGHTS AGREEMENT]

CBS OUTDOOR L.A. INC.

By:	/s/ Raymond Nowak
Name:	Raymond Nowak
Title:	Executive Vice President and Chief Financial Officer

CBS COLLEGIATE SPORTS PROPERTIES INC.

By:	/s/ Raymond Nowak

Name:	Raymond Nowak
Title:	Executive Vice President and Chief Financial Officer

[REGISTRATION RIGHTS AGREEMENT]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Chris Blum
	Name:	Chris Blum
	Title:	Managing Director

By:	/s/ Frank Fazio
	Name:	Frank Fazio
	Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Jeffrey R. Gignac
	Name:	Jeffrey R. Gignac
	Title:	Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Monique Renta
	Name:	Monique Renta
	Title:	Director

For themselves and the other several Initial Purchasers

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

ANNEX A

Each broker-dealer that receives new securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for securities where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 120 days after the date of this prospectus, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

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ANNEX B

Each broker-dealer that receives new securities for its own account in exchange for securities, where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. See “Plan of Distribution.”

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ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives new securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for securities where such securities were acquired as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the new securities may be required to deliver a prospectus. To the extent any such broker-dealer participates in the Exchange Offer, the Issuers have agreed that, for a period of 120 days after the date of this prospectus, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

The Issuers will not receive any proceeds from any sale of new securities by brokers-dealers. New securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new securities. Any broker-dealer that resells new securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such new securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The Issuers have agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

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ANNEX D

Rider A

PLEASE FILL IN YOUR NAME AND ADDRESS BELOW IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

Rider B

If the undersigned is not a broker-dealer, the undersigned represents that it acquired the new securities in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of new securities and it has no arrangements or understandings with any person to participate in a distribution of the new securities. If the undersigned is a broker-dealer that will receive new securities for its own account in exchange for securities, it represents that the securities to be exchanged for new securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such new securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

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